UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 7, 2006

SUSQUEHANNA BANCSHARES, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-10674	23-2201716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Cedar Street , Lititz, Pennsylvania	17543
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 626-4721

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 7, 2006, the Compensation Committee of the Board of Directors of Susquehanna Bancshares, Inc., or Susquehanna, met to determine compensation for certain of Susquehanna’s named executive officers for the fiscal year ending December 31, 2006. Salaries were determined by the Compensation Committee according to criteria consistent with Susquehanna’s executive compensation program.

Base salaries for the year ending December 31, 2006 are as follows: William J. Reuter, Chairman of the Board, President and Chief Executive Officer, $654,500; Gregory A. Duncan, Executive Vice President and Chief Operating Officer, $349,460; Drew K. Hostetter, Executive Vice President and Chief Financial Officer, $347,277; and Michael M. Quick, Executive Vice President and Group Executive, $301,600.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSQUEHANNA BANCSHARES, INC.
(Registrant)

By:	/s/ EDWARD BALDERSTON, JR.
Edward Balderston, Jr.
Executive Vice President & Chief
Administrative Officer

Dated: February 13, 2006